Crowe

Crowe PR PSC
100 Carr 165, Suite 410
Guaynabo, PR 00968-8051
+1 787 625 1800
www.crowe.pr

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Reg. Nos. 333-192744 and 333-199153) of our report relating to the consolidated financial statements of PHARMA-BIO SERV, INC. and its subsidiaries (the "Company"), dated January 29, 2019, appearing in the Annual Report on Form 10-K of the Company for the year ended October 31, 2018.

Crowe PR PSC

Crowe PR PSC

Guaynabo, Puerto Rico
January 29, 2019


E351185
CPA
$5.00
$2.00